EXHIBIT 23.2

CONSENT OF HEIN & ASSOCIATES, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of PetroHunter Energy Corporation of our report dated January 11, 2008, with respect to our audit of PetroHunter Energy Corporation's financial statements for the years ended September 30, 2007 and 2006.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
June 30, 2008